                                                                      EXHIBIT 21

SUBSIDIARIES OF GLOBALSTAR, L.P.:

     Globalstar Capital Corporation

     GlobalTrak Pty. Ltd.

     J.S.C. GlobalTel

SUBSIDIARIES OF GLOBALSTAR CAPITAL CORPORATION:

     None